UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2023

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange

9.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr A	New York Stock Exchange

9.50% Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 2, 2023, Global Partners LP (the “Partnership”), as guarantor, and certain of its subsidiaries, as borrowers, entered into the Eighth Amendment to Third Amended and Restated Credit Agreement (the “Eighth Amendment”), which further amends the Third Amended and Restated Credit Agreement dated April 25, 2017 (as amended prior to the Eighth Amendment, the “Existing Credit Agreement” and as amended through the Eighth Amendment, the “Credit Agreement”). The Eighth Amendment amends certain terms and provisions of the Existing Credit Agreement to, among other things, permit the borrowers to request up to two reallocations per calendar year (each, a “Reallocation”) of a portion of the Aggregate WC Commitment, the Aggregate WC Interim Commitment and/or the Aggregate Revolver Commitment to the Aggregate WC Commitment, the Aggregate WC Interim Commitment and/or the Aggregate Revolver Commitment, as applicable. Each Reallocation shall be in a minimum amount of $50 million and, after giving effect to any such Reallocation, the amount of the Aggregate Commitments shall remain the same. Pursuant to the terms of the Credit Agreement, the borrowers requested, and the lenders under the Credit Agreement agreed to, a Reallocation of $150 million of the Aggregate WC Commitment to the Aggregate Revolver Commitment to be effective on February 2, 2023. After giving effect to such Reallocation, the Aggregate WC Commitments will be $950 million, and the Aggregate Revolver Commitment will be $600 million. Capitalized terms used but not otherwise defined herein shall have the meanings respectively ascribed to such terms in the Credit Agreement.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment. A copy of the Eighth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

All other material terms of the Credit Agreement remain the same as disclosed in the Partnership’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Eighth Amendment under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description
10.1	Eighth Amendment to Third Amended and Restated Credit Agreement, dated February 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC
its general partner

Dated: February 7, 2023	By:	/s/ Sean T. Geary
Sean T. Geary
Chief Legal Officer and Secretary